UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM  8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report: December 23, 2016
(Date of earliest event reported)

CMG HOLDINGS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51770	87-0733770
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2130 North Lincoln Park West 8N, Chicago, IL 60614
(Address of principal executive offices) (Zip Code)

773-698-6047
(Registrant’s telephone no., including area code)

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

(a) Previous Independent Registered Public Accounting Firm

On December 23, 2016, the Audit Committee of the Board of Directors of CMG Holdings Group, Inc. (the Company) dismissed Scrudato & Co., PA (Scrudato), as the Company’s independent registered public accounting firm and notified Scrudato of its dismissal.

The Company dismissed Scrudato after receiving notice from the Securities and Exchange Commission (SEC) on December 22, 2016 that they had revoked the registration of Scrudato.  The Company was informed that Scrudato was no longer registered with the PCAOB, and that the Company may not include any audit reports or consents in our filings with the SEC from Scrudato on or after the date of deregistration.

The reports of Scrudato on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2014 and December 31, 2015 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit report of Scrudato on the financial statements of the Company as of and for each of the years ended December 31, 2015 and 2014 included explanatory paragraphs stating that the “consolidated financial statements have been prepared on a going concern basis which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business.  The Company has a working capital deficit and has generated recurring net losses. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders and the ability of the Company to obtain necessary equity or debt financing to continue and expand operations.  These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the ability of the Company to continue as a going concern.”

During the Company’s two most recent fiscal years ended December 31, 2014 and 2015, and for the subsequent period through December 23, 2016, there were no disagreements with Scrudato on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Scrudato, would have caused Scrudato to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such years. Additionally, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has requested that Scrudato furnish it with a letter addressed to the SEC stating that it agrees with the above statements. A copy of such letter dated December 23, 2016 is attached hereto as Exhibit 16.1.

(b) New Independent Registered Public Accounting Firm

On December 23, 2016, the Audit Committee of the Board of Directors of the Company determined to engage DLL CPAs LLC of Savanah, GA (DLL) to serve as the Company’s independent registered public accounting firm, effective December 23, 2016. During the Company’s two most recent fiscal years and through December 23, 2016, the Company did not consult with DLL regarding (a) the application of accounting principles to a specified transaction, either completed or proposed, (b) the type of audit opinion that might be rendered on the Company’s financial statements by DLL, in either case where a written report or oral advice provided by DLL that DLL determined would be an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issues or (c) any other matter that was the subject of a disagreement between the Company and its former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).  DLL will as required, re-audit fiscal year ended December 31, 2015 when it conducts our audit for fiscal year ended December 31, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 23, 2016	CMG HOLDINGS GROUP, INC.

/s/ Glenn Laken
Name: Glenn Laken
Its: CEO and Chairman